                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the following  Registration
Statements:

     o Registration Statement No. 333-99201 on Form S-3, dated November 22, 2002
     o Registration Statement No. 333-122226 on Form S-3, dated March 8, 2005
     o Registration Statement No. 333-06705 on Form S-8, dated July 13, 1996
     o Registration Statement No. 333-30042 on Form S-8, dated February 10, 2000
     o Registration Statement No. 333-89096 on Form S-8, dated May 24, 2002
     o Registration Statement No. 333-114898 on Form S-8, dated April 27, 2004
     o Registration Statement No. 333-137772 on Form S-8, dated October 3, 2006 of our  reports  dated  September  12,  2007,  with  respect  to  the  financial statements and schedule of NuCO2 Inc. and the  effectiveness of internal control over  financial  reporting  of NuCO2 Inc.  included in this Annual  Report (Form
10-K) for the year ended June 30, 2007.

                                                    /s/ Ernst & Young
                                                    Certified Public Accountants

West Palm Beach, Florida
September 12, 2007